                                                                   EXHIBIT 10.46

                       RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement ("AGREEMENT") is entered into as of the 1st day of April, 1997 between and among the following parties:

     Basic American Convalescent Centers, L.P., a Delaware limited partnership, f/k/a Omega/Turtle Creek, L.P. ("BACC"), Jackson Leasing Co., L.L.P., an Indiana limited liability partnership, f/k/a Jackson Leasing Co. ("JACKSON"), Turtle Creek Convalescent Centre, L.L.P., an Indiana limited liability partnership, f/k/a Turtle Creek Convalescent Centre, an Indiana general partnership ("TURTLE CREEK"), Children's Convalescent Centers, Inc., an Indiana corporation, successor in interest to Turtle Creek Investment Co. ("CHILDREN'S"), Jackson Realty and Builders Co., Inc., an Indiana corporation ("REALTY"), and Medical Engineering, Inc., an Indiana corporation ("ENGINEERING") (BACC, Jackson, Turtle Creek, Children's, Realty and Engineering are hereinafter collectively referred to as the "LESSOR GROUP"); and

     GranCare, Inc., a California corporation ("OLD GRANCARE"), GranCare, Inc., a Delaware corporation ("NEW GRANCARE"), Evergreen Healthcare Ltd., L.P., an Indiana limited partnership, f/k/a Omega Health Care Ltd. ("EVERGREEN"), Evergreen Healthcare, Inc., a Georgia corporation ("EVERCO"), a wholly-owned subsidiary of New GranCare and sole limited partner of Evergreen, Omega/Indiana Care Corp., Inc., an Indiana corporation ("OMEGA"), a wholly-owned subsidiary of EverCo and general partner of Evergreen, and Connorwood Healthcare, Inc., an Indiana corporation ("CONNORWOOD") (Old GranCare, New GranCare, Evergreen, EverCo, Omega, and Connorwood are hereinafter collectively referred to as the "LESSEE GROUP").

     WHEREAS, Lessor Group and Lessee Group are currently parties to the following agreements with respect to the eighteen (18) nursing facilities listed in SCHEDULE A attached hereto (collectively, the "FACILITIES"):

     Eleven (11) separate Lease Agreements each executed March 1, 1988 by and between BACC and Evergreen, four (4) separate Lease Agreements each executed March 1, 1988 by and between Jackson and Evergreen, one (1) Lease Agreement executed October 1, 1989 by and between Jackson and Evergreen, one (1) Lease Agreement executed March 1, 1988 by and between Turtle Creek and Evergreen, and one (1) Lease Agreement executed March 1, 1988 by and between Children's and Evergreen (hereinafter collectively referred to as the "LEASES"); a Master Agreement In Respect To Leases Of Health Care Facilities executed March 10, 1988 by and between BACC, Jackson, Turtle Creek, Children's and Evergreen ("MASTER AGREEMENT"); an Amendment to 1988 Leases executed August 4, 1988 by and between BACC, Jackson, Turtle Creek, Children's and Evergreen ("LEASE AMENDMENT"); an Amendment to 1988 Leases (Consolidated) executed August 4, 1988 by and between BACC, Jackson, Turtle Creek,

     Children's and Evergreen ("CONSOLIDATED LEASE AMENDMENT"); a
     Maintenance Agreement executed August 4, 1988 by and between Realty and Evergreen ("MAINTENANCE AGREEMENT"); and an Agreement for Purchase of Computer Hardware and for License of Computer Software executed June 28, 1982 by and between Engineering and Evergreen ("SOFTWARE AGREEMENT") (the Leases, Master Agreement, Lease Amendment, Consolidated Lease Amendment, Maintenance Agreement, Software Agreement, and all other agreements, if any, whether written or oral, in existence as of the date hereof between Lessee Group and Lessor Group are hereinafter collectively referred to as the "EXISTING AGREEMENTS"); and

     WHEREAS, the parties have developed certain disagreements as to their respective obligations under the Existing Agreements; and

     WHEREAS, the following lawsuits related to the Existing Agreements are currently pending:

     BACC, Jackson, Turtle Creek and Children's, Plaintiffs v. GranCare, Defendant, which is pending in the United States District Court for the Southern District of Indiana, Indianapolis Division, under Case Number IP97-0031-C-B/S ("INDIANA FEDERAL COURT LITIGATION"); BACC, Jackson, Turtle Creek and Children's, Plaintiffs, v. GranCare, Evergreen, EverCo, and Connorwood, Defendants, which is pending in the Hamilton County, Indiana, Superior Court No. 2, under Cause No. 29D02-9701-CP-022 ("INDIANA STATE COURT LITIGATION"); and Jackson, Plaintiff, v. Evergreen, EverCo, and GranCare, Defendants, which is pending in the Circuit Court of Wood County, West Virginia, under Civil Action No. 97-C-31 ("WEST VIRGINIA STATE COURT LITIGATION") (the Indiana Federal Court Litigation, the Indiana State Court Litigation, and the West Virginia State Court Litigation are hereinafter collectively referred to as the "PENDING LITIGATION"); and

     WHEREAS, Lessor Group and Lessee Group have agreed to settle their various disputes and the Pending Litigation, subject to the following terms and conditions set out in this Agreement; and

     WHEREAS, the intent of the parties hereto is to transfer all of Lessee Group's interest in the Facilities to Lessor Group's new tenant, EagleCare, Inc., an Indiana corporation ("EAGLECARE"), in exchange for dismissal of the Pending Litigation and a mutual release of any and all further claims or obligations with respect to the Facilities under the Existing Agreements, or otherwise, except for the obligations expressly set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual terms and conditions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment of  Leases.  Lessee Group agrees to execute and deliver to Lessor
   ---------------------
Group on or before 12:00 a.m., April 1, 1997 ("Effective Date") the following instruments in the form attached hereto as EXHIBITS A1-A21 which (i) convey to EagleCare all of Lessee Group's right, title and interest in the Leases, the Master Agreement, the Lease Amendment and the Consolidated Lease Amendment, (ii) release Lessee Group of any further obligations under such agreements, and
(iii) terminate any interest of Connorwood with respect to the Facilities:

     a. An Assignment and Assumption of Lease for each of the eleven (11) BACC Facilities listed on SCHEDULE A hereto executed by and between BACC, Evergreen and EagleCare (attached hereto as EXHIBITS A1-A11).

     b. An Assignment and Assumption of Lease for each of the five (5) Jackson Facilities listed on SCHEDULE A hereto executed by and between Jackson, Evergreen and EagleCare (attached hereto as EXHIBITS A12-
          A16).

     c. An Assignment and Assumption of Lease for the one (1) Turtle Creek Facility listed on SCHEDULE A hereto executed by and between Turtle Creek, Evergreen and EagleCare (attached hereto as EXHIBIT A17).

     d. An Assignment and Assumption of Lease for the one (1) Children's Facility listed on SCHEDULE A hereto executed by and between Children's, Evergreen and EagleCare (attached hereto as EXHIBIT A18).

     e. An Assignment and Assumption of Master Lease by and between BACC, Jackson, Turtle Creek, Children's, Evergreen and EagleCare (attached hereto as EXHIBIT A19).

     f. A Sublease Termination Agreement for the four (4) Connorwood Subleased Facilities listed on SCHEDULE A hereto executed by and between Evergreen and Connorwood (attached hereto as EXHIBIT A20).

     g. A Termination of Management Agreement by and between Evergreen and Connorwood (attached hereto as EXHIBIT A21).

2. Termination of Maintenance Agreement and Software Agreement. Lessee Group
   -----------------------------------------------------------
agrees to execute and deliver to Lessor Group on or before the Effective Date the instruments in the form attached hereto as EXHIBITS B1-B2 which (i) terminate the Maintenance Agreement and the Software Agreement in their entirety, and (ii) deem all of the respective responsibilities and obligations of the parties thereto to be fully satisfied. Without limiting the generality of the foregoing, the parties hereto expressly acknowledge that, upon execution of the attached instruments, all rights, privileges and obligations contemplated by either the Maintenance Agreement or the Software Agreement will be null, void and of no further force or effect without any further action by any of the parties hereto.

3. Conveyance of Personal Property.  Lessee Group agrees to execute and deliver
   -------------------------------
to Lessor Group on or before the Effective Date the following instruments in the form attached hereto as EXHIBITS C1-C4 which (i) convey to Lessor Group all of Lessee Group's interest in all of Lessee Group's personal property located at the Facilities, but excluding from such conveyance Lessee Group's cash, accounts receivable and any property located in Lessee Group's Carmel, Indiana office and (ii) to the extent a conveyance or assignment is permitted and subject to the provisions of Section 5(j) of this Agreement, convey or assign to Lessor Group all of Lessee Group's right, title and interest in the Achieve/Benchmark computer software (collectively the items in (i) and (ii) constitute the "Transferred Assets"). Lessee Group acknowledges that the Transferred Assets are limited solely to those described in the foregoing documents and that neither Lessor Group nor EagleCare is assuming any obligations or liabilities of Lessee Group except for those expressly assumed under this Agreement.

     a. A Bill of Sale and Assignment of Interest in Assets for each of the eleven (11) BACC Facilities listed on SCHEDULE A hereto executed by and between BACC and Evergreen (attached hereto as EXHIBITS C1).

     b. A Bill of Sale and Assignment of Interest in Assets for each of the five (5) Jackson Facilities listed on SCHEDULE A hereto executed by and between Jackson and Evergreen (attached hereto as EXHIBITS C2).

     c. A Bill of Sale and Assignment of Interest in Assets for the one (1) Turtle Creek Facility listed on SCHEDULE A hereto executed by and between Turtle Creek and Evergreen (attached hereto as EXHIBIT C3).

     d. A Bill of Sale and Assignment of Interest in Assets for the one (1) Children's Facility listed on SCHEDULE A hereto executed by and between Children's and Evergreen (attached hereto as EXHIBIT C4).

In consideration of execution and delivery of the foregoing conveyances of personal property, Lessor Group agrees to pay Lessee Group the sum of three hundred thousand dollars ($300,000.00) payable in equal installments due on or before June 30, 1997, September 30, 1997, and December 31, 1997, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

4. Assignment of Interest in Executory Agreements.  Lessee Group agrees to
   ----------------------------------------------
execute and deliver to Lessor Group on or before the Effective Date instruments in a form attached hereto as EXHIBIT D which assign to EagleCare all of Lessee Group's interest in those certain executory contracts set forth on SCHEDULE B attached hereto with respect to the Facilities subject to any consent to assignment required under such contracts. EagleCare agrees to execute and deliver to Lessee Group on or before the Effective Date instruments evidencing its acceptance of the assignment and assumption of the executory contracts set forth on Schedule B.

5.  Transition Efforts and Post-Termination Revenues.  For the period commencing
    -------------------------------------------------
on the execution of this Agreement and extending through December 31, 1997 ("Transition Period"), Lessee Group agrees to cooperate with Lessor Group and EagleCare as may be reasonably requested by EagleCare in order to provide continuity of patient care, employee retention, and to prepare and file all documents required by regulatory bodies. Lessee Group hereby designates the individuals on the attached SCHEDULE C as representatives of Lessee Group who have authority to assist in the transition in each of the following areas: accounting, MIS/data processing, operations, licensure, insurance, and human resources. The cooperation between the parties includes, but is not limited to, the following terms and conditions:

     a.  Payments Designated for Services Rendered Before the Effective Date.
         -------------------------------------------------------------------
Lessee Group shall be entitled to retain all revenues, fees, and other payments received after the Effective Date which are designated by the payor as payments for services provided to patients before the Effective Date.

     b.  Payments Designated for Services Rendered After the Effective Date.
         ------------------------------------------------------------------
Lessor Group, or its tenant, EagleCare, shall be entitled to retain all revenues, fees, and other payments received after the Effective Date which are designated by the payor as payments for services provided to patients after the Effective Date.

     c.  Non-Designated Payments.  Payments received by either Lessee Group or
         -----------------------
Lessor Group or its tenant, EagleCare, after the Effective Date from payors with balances due and owing for services rendered both prior to and after the Effective Date and for which the payor fails to designate how the payments should be applied shall be applied (i) first to any balance for services rendered after the Effective Date and second to any balance for services rendered prior to the Effective Date, or (ii) in accordance with prior approved arrangements by and between Lessee Group and the payor which have been disclosed to Lessor Group or EagleCare. Lessor Group or EagleCare will pre-bill at the beginning of each month and such monthly billing shall be deemed a balance due upon issuance of such pre-bill. Eagle Care or Lessor Group shall not influence how payors direct or describe any payments under this subsection or under subsections (a) or (b) above.

     d.  Mutual Access to Cash Receipt Records. Lessee Group and Lessor Group or
         -------------------------------------
its tenant, EagleCare, shall each have access to the records of account balances and payments received by the other party upon reasonable notice during reasonable business hours at a location designated by the keeper of such records through December 31, 1997 in order to assist each party in the collection of its accounts receivable.

     e.  Access to Other Records Existing As of the Effective Date. All medical
         ---------------------------------------------------------
and other records, including but not limited to accounting records, personal and real property tax records, payroll records, cost report records, survey records, employee benefit records, vendor records, personnel records, and computer records, existing at the Facilities as of the Effective Date shall remain at the Facilities, or if located elsewhere, shall be provided to Lessor Group or EagleCare following reasonable request therefor. However, Lessee Group shall have access to such records upon reasonable notice during reasonable business hours at a location designated by the keeper of such records in order to review any such records that may be reasonably required by Lessee Group in order to respond to audits, citations, requests for information, claims, and other third party requests. No originals of any patient records, customer or vendor lists, personnel files or other facility records may be removed from the Facilities by Lessee Group without the permission of Lessor Group or Eagle Care or until after copies of such records are provided to Lessor Group or EagleCare.

     f.  Accounts Payable.  Utility accounts and other accounts payable for
         ----------------
which invoices are received after the Effective Date for periods beginning before the Effective Date and ending after the Effective Date will be prorated by the parties.

     g.  Patient Funds Accounts.  All patient funds accounts at the Facilities
         ----------------------
will be reconciled by Lessee Group as of the Effective Date and delivered to Lessor Group or EagleCare together with original records related thereto.

     h.  Unemployment Compensation Rating.  To the extent permitted by
         --------------------------------
applicable state law, Lessee Group will execute all documents necessary to assign its unemployment compensation experience rating or ratings for the Facilities to Lessor Group or EagleCare. Lessee Group agrees to provide Lessor Group or EagleCare with a copy of the first quarter 1997 state unemployment tax returns.

     i.  Access Pending the Effective Date.  Between the date of execution of
         ---------------------------------
this Agreement and the Effective Date, Lessor Group and EagleCare will have reasonable access to the Facilities to inspect and repair plant and equipment at their sole cost and expense, to inspect linens and supplies without performing an inventory of such items, and for all other reasonable purposes in order to perform a general due diligence review thereof. Lessor Group and EagleCare shall also have reasonable access to inspect records related to the Facilities and which are located in Atlanta, Georgia. Lessee Group, Lessor Group, and EagleCare agree to develop a procedure for granting access for such inspections and to permit EagleCare to interview existing employees of Lessee Group without disruption of Lessee Group's operation of the Facilities. Any such access and arrangement shall be subject to the reasonable control and discretion of Lessee Group. Lessor Group and EagleCare agree to indemnify and hold Lessee Group harmless from all claims, liabilities, penalties, assessments, and costs relating to or arising out of Lessor Group's or EagleCare's access to the Facilities prior to the Effective Date, except as expressly provided to the contrary herein.

     j.  Mutual Access to Licensed Software During Transition. Notwithstanding
         ----------------------------------------------------
Lessee Group's conveyance and assignment, if permitted, to Lessor Group of all of Lessee Group's right, title and interest in the Achieve/Benchmark computer software maintained at the Facilities or at Lessee Group's Carmel, Indiana office, Lessee Group is hereby granted a limited license to reasonable access to such software, in a manner to be mutually determined between Lessee Group and Lessor Group, or its designee, until March 31, 1998, in order to process Lessee Group's accounts payable and accounts receivable information related to the Facilities.

     k.  Nonsolicitation of Certain Employees. Lessor Group and its new tenant,
         ------------------------------------
EagleCare, agree not to solicit, hire, or induce any of the existing Evergreen or GranCare employees at Lessee Group's Carmel, Indiana office listed on the attached SCHEDULE D to terminate such employment or to become employed by the Lessor Group or EagleCare until January 1, 1998, unless the employee terminates his or her employment without inducement by Lessor Group or EagleCare prior to that date. Lessor Group and EagleCare agree to indemnify and hold Lessee Group harmless from all claims, liabilities, penalties, assessments, and costs relating to or arising out of Lessor Group's or EagleCare's failure to perform this covenant between the date of execution of this Agreement and the Effective Date, except as expressly provided to the contrary herein.

     l.  Credits/Rebates/Deposits.  Lessor Group or its new tenant, EagleCare,
         ------------------------
agree to promptly remit to Lessee Group any credits, rebates or refunds of deposits received by Lessor Group or EagleCare if such amounts are related to payments made or services provided by Lessee Group prior to the Effective Date.

     m.  Payroll.  On the payroll date immediately following the Effective Date,
         -------
Lessee Group shall pay all of its employees at the Facilities for time worked from the beginning of the pay period until the Effective Date. On that same payroll date, Lessor Group or EagleCare shall pay all employees it hires from the Effective Date through the end of the pay period.

     n.  Medicare Reimbursement Matters. Lessor Group or its new tenant,
         ------------------------------
EagleCare, will apply for Medicare certification and assume the existing Medicare provider agreements in effect for the Facilities. Lessor Group or EagleCare will utilize the existing provider number assigned by Medicare to submit claims submitted for services rendered after the Effective Date. Lessor Group or EagleCare will forward to Lessee Group copies of all Explanation of Medicare Benefit (EOMB) forms containing any information regarding claims for services rendered prior to the Effective Date within five (5) business days of receipt of such EOMBs. If the remittance accompanying such EOMB is entirely related to services rendered prior to the Effective Date, such remittance will be transmitted with the EOMB. If the remittance contains payments for services prior to and after the Effective Date, Lessor Group or EagleCare will remit Lessee Group's portion of Medicare payments received with respect to services rendered prior to the Effective Date within fifteen (15) calendar days of the receipt of such payments. Lessee Group will file the Medicare Cost Reports for the period ending December 31, 1996 within five (5) months after the reporting year end, or no later than May 31, 1997. Lessee Group will file a Medicare Cost Report for the period ending March 31, 1997 within ninety (90) days after the Effective Date. Each party will remain liable for any Medicare overpayments it received or receives related to services rendered by it which Medicare subsequently attempts to recoup from the other party and agrees to defend and indemnify the other party against such recoupment attempts.

     o.  Medicaid Reimbursement Matters.  Lessor Group or its new tenant,
         ------------------------------
EagleCare, will apply for Medicaid certification and a new Medicaid provider agreement for each of the Facilities. Lessor Group or EagleCare will not utilize Lessee Group's existing provider number assigned by Medicaid in any manner to submit claims for services rendered after the Effective Date. Lessor Group and EagleCare anticipate that each of the Facilities will be assigned a new Medicaid number consisting of the prior Medicaid number with a "B" modifier added to the end of the number, that an "A" modifier will be added to the number currently used by Lessee Group, and that Medicaid payments related to services rendered prior to the Effective Date will be sent to the address indicated by Lessee Group utilizing the "A" number while payments related to services rendered subsequent to the Effective Date will be sent to the address indicated by Lessor Group or EagleCare utilizing the "B" number. However, the parties agree to forward all remittances intended for the other party within fifteen (15) calendar days of receipt of all such remittances. Lessee Group will file all Medicaid Cost Reports for each reporting year end within ninety (90) calendar days after the reporting year end and will not request an extension of such filing deadline. Lessor Group or EagleCare will file the Medicaid Cost Report for each of the Facilities for the period ending December 31, 1997 and will remain liable for any Medicaid overpayments it receives related to services rendered subsequent to the Effective Date. Lessee Group will remain liable for any Medicaid overpayments it received or receives related to services rendered prior to the Effective Date which Medicaid subsequently attempts to recoup from Lessor Group or EagleCare except if such overpayment is due to a cost report filed by Lessor Group or Eagle Care. Each party will defend and indemnify the other against attempts by Medicaid to recoup overpayments from the party who did not receive the overpayment. Lessor Group or EagleCare shall have access upon request to inspect and copy the original source documentation necessary to file and sustain an audit of cost reports filed by Lessee Group. Documentation necessary to file and sustain an audit of a Medicaid Cost Report will include the items on the attached SCHEDULE E. Lessee Group shall retain such documentation until an audit is conducted or until receipt of written verification from the auditors that no such audit will occur. Lessee Group shall indemnify Lessor Group and EagleCare from any recoupments or rate reductions due to the failure of Lessee Group to produce documentation for services provided by Lessee Group prior to the Effective Date requested by an auditor for any reason.

     p.  Licensure and Certification Survey Matters.  Lessee Group will remain
         ------------------------------------------
liable for any fines or civil money penalties related to services provided prior to the Effective Date and Lessor Group or Eagle Care will remain liable for any fines or civil money penalties related to services provided after the Effective Date. In cases where a fine or civil money penalty is imposed prior to the Effective Date and continues in effect as of the Effective Date, Lessor Group or EagleCare will be responsible for such amounts from and after the twentieth
(20th) day following the Effective Date. In cases where a fine or civil money penalty is proposed prior to the Effective Date but not imposed until after the Effective Date, Lessor Group or EagleCare will be responsible for such amounts from and after the twentieth (20th) day following the date on which the fine or penalty is imposed. Each party will defend and indemnify the other against attempts to collect fines or civil money penalties from either party in a manner inconsistent with this provision. If the licensure or Medicare or Medicaid certification of any Facility has been terminated as of the Effective Date (except for Ritter Healthcare Center) the assignment of the lease of that facility shall not be effective until the date when such licensure and certification is reinstated and Lessee Group shall use all reasonable methods to promptly regain such licensure and certification.

     q. Real Estate Taxes.  Lessee Group will pay the May and November 1997
        -----------------
installments of real estate taxes related to the 1996 tax assessment for the Facilities. Lessee Group will pay one-half of the May 1998 installment of real estate taxes related to Lessee Group's occupancy of the Facilities during the 1997 assessment period. Lessee Group shall indemnify Lessor Group and EagleCare from any costs or expenses incurred by Lessor Group or EagleCare related to Lessee Group's failure to pay real estate taxes when due in accordance with this provision.

     r. Accrued Vacation. Lessee Group will remain liable to pay all accrued
        ----------------
vacation and sick pay benefits on the final payroll date for its terminated employees. However, Lessor Group and its new tenant, EagleCare, agree that for each employee terminated by Lessee Group who is offered and accepts employment with Lessor Group or its new tenant, EagleCare, and who executes a written consent agreeing to the following procedure in lieu of immediate payment by Lessee Group, Lessor Group or EagleCare will credit that employee with the same number of accrued benefit days and will invoice Lessee Group for no more than such credited amounts actually paid to that employee when the credited benefit time is used by the employee prior to April 1, 1998. Amounts paid by Lessor Group or EagleCare under this arrangement will be invoiced to Lessee Group within thirty (30) business days following each payroll date and Lessee Group will pay such amounts within fifteen (15) days of receipt of such invoice allowing three (3) days for receipt of invoices sent by United States Mail. Notwithstanding this arrangement, Lessor Group and its new tenant, EagleCare, will not be obligated to hire any or all of the employees terminated by Lessee Group. Consents honored under this procedure must expressly provide that Lessor Group and EagleCare reserve the right to establish different benefit policies and will not be obligated to continue any or all of Lessee Group's employee benefit policies.

     s. Proprietary Rights.  Lessee Group is the owner of certain operating
        ------------------
procedures that are proprietary in nature and which represent trade secrets of Lessee Group. EagleCare will be permitted to utilize all of Lessee Group's operating policies and procedures, including but not limited to Lessee Group's personnel policies, patient care policies, and departmental policies for a period of sixty (60) days after the Effective Date provided that EagleCare and Lessor Group will treat confidentially such information (collectively, the "Material"). Lessor Group and EagleCare agree that the Material will not be used other than in connection with the day-to-day operation of the Facilities and that the Material will be kept confidential in all respects; provided, however, that (1) any of the Material may be disclosed, on a need-to-know basis, to directors, officers, employees, attorneys and accountants (collectively, "authorized recipients") of EagleCare or Lessor Group in connection with the day to day operation of the Facilities; (2) Lessor Group and EagleCare will use, and cause its authorized recipients to use, the same care and discretion with regard to the Material as it employs with regard to similar information of its own which it does not desire to publish, disclose or disseminate; and (3) any disclosure of such information may be made to which Lessee Group consents in advance in writing. Lessor Group and EagleCare agree to inform their authorized recipients of the confidential nature of the Material and to direct its authorized recipients to treat the Material confidentially and to use it only in connection with the day-to-day operation of the Facilities. In the event that Lessor

     Group, EagleCare, or any of their directors, officers and employees are requested by oral or written order, inquiry or request for information or documents in legal proceedings, interrogatories, subpoenas or any other similar process to disclose any of the Material, Lessor Group and EagleCare agree that they will provide Lessee Group with prompt notice of any such order, inquiry or request so that either or both of them may seek an appropriate protective order, or by mutual written agreement waive compliance with this provisions of this Agreement. The name "Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Lessor Group, EagleCare, or their directors, officers and employees, (ii) was available to Lessor Group, EagleCare, or their authorized recipients, on a non-confidential basis prior to its disclosure, or (iii) becomes available to Lessor Group, EagleCare, or their authorized recipients on a non-confidential basis from a source other than Lessee Group, provided that such source is not known or should not reasonably have been known to Lessor Group or EagleCare or their authorized recipients to be bound by a confidentiality agreement with Lessee Group, or that such source is otherwise prohibited from transmitting the Material by a contractual, legal or fiduciary obligation. Lessor Group and EagleCare will promptly deliver to Lessee Group all documents constituting all or any portion of the Material, without retaining any copy or summary thereof on or before the expiration of the period of use authorized by this Agreement. Lessor Group and EagleCare agree to indemnify and hold Lessee Group harmless from all claims, liabilities, penalties, assessments, and costs relating to or arising out of Lessor Group's or EagleCare's failure to perform this covenant between the date of execution of this Agreement and the Effective Date, except as expressly provided to the contrary herein.

     6.   Representations and Warranties of Lessee Group. In order to induce
          ----------------------------------------------
     Lessor Group to enter into this Agreement and to consummate the transactions contemplated hereunder, Lessee Group makes the following representations and warranties:

               a.  Organization, Power and Authority of Lessee Group.  Each
                   -------------------------------------------------
     entity in Lessee Group is duly organized and validly existing under the laws of the respective State under which it was organized and has full power and authority (i) to own its respective right, title and interest in any of the Transferred Assets, (ii) to conduct the business of Lessee Group as it is now being conducted, (iii) to enter into this Agreement and to sell, convey, transfer, assign and deliver the Transferred Assets to Lessor Group as provided herein, and (iv) to carry out the other transactions and agreements contemplated hereby.

               b.  Due Authorization; Binding Obligation.  The execution,
                   --------------------------------------
     delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of each entity in Lessee Group and no further approvals of any other parties or governmental authorities are required to consummate the transactions. This Agreement has been duly executed and delivered by Lessee Group and is a valid and binding obligation of Lessee Group, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally, from time to time in effect and by general principles of equity and public policy. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of any entity in Lessee Group's organizational documents, or of any law, ordinance or regulation or any decree or order of any court or administrative or, to the best of Lessee Group's knowledge, other governmental body which is either applicable to, binding upon or enforceable against Lessee Group or requires any filing or authorization under any applicable law, ordinance or regulation or (ii) other than those contracts where the consent of a third party is required but not yet obtained, result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Lessee Group or the Transferred Assets.

               c.  Litigation Involving Lessee Group. Lessee Group will retain
                   ---------------------------------
     all benefits and liabilities associated with any actions, suits, claims, governmental investigations or arbitration proceedings relating to Lessee Group or its business at the Facilities which may be asserted or is pending or to the best of knowledge of Lessee Group threatened against Lessee Group with respect to its operation of the Facilities or affecting any of the Transferred Assets, including, without limitation, any liability of any member of Lessee Group for attorney fees and costs with respect to the Tioga Pines class action litigation currently pending before the Hancock
     -----------
     County, Indiana, Circuit Court under Cause No. 30C01-9002-CP-00125.

               d. Liabilities of Lessee Group. Lessee Group will pay all of its liabilities which, if unpaid, could become a lien upon the Transferred Assets or a charge against Lessor Group or EagleCare (including but not limited to state income, sales and use taxes) ("Liabilities") which are due and payable on or before the Effective Date or which become due and payable following the Effective Date but are related to Lessee Group's use of the Facilities prior to the Effective Date. Lessee Group (expressly excluding Old GranCare) agrees to indemnify and hold Lessor Group and EagleCare harmless from and against any and all such Liabilities, except as expressly provided to the contrary herein.

               e.  No Material Changes.  Between the date of execution of this
                   -------------------
     Agreement and the Effective Date, Lessee Group will make no material changes in operation of the Facilities, including without limitation: no wage rates will be increased, except for regular annual merit increases consistent with past practices, or decreased; levels of inventory, food supplies, medical supplies, and other supplies will be maintained at the average levels on hand as of execution of this Agreement; and no operating policies and procedures or personnel policies will be materially changed without consultation with Lessor Group or EagleCare.

               f.  Benefit Plans. All obligations of Lessee Group, whether
                   -------------
     arising by operation of law, by contract, or by past custom, for payments by Lessee Group, with respect to severance and unemployment compensation benefits, pension and retirement benefits, social security benefits, or other benefits for Lessee Group's present or former employees in respect of periods prior to the Effective Date have been paid or shall be paid on or promptly after the Effective Date. There are no circumstances that might result in the imposition of a lien on any of the Transferred Assets or the Facilities pursuant to (S)(S) 302 or 4068 of ERISA or (S) 412 of the Code. It is not a principal purpose of the transactions contemplated by this Agreement to evade or avoid liability under Sections 4069 or 4212 of ERISA. Lessee Group will defend and indemnify Lessor Group and EagleCare against any such claims or liabilities and expressly retains such liabilities.

     7.   Representations and Warranties of Lessor Group.  In order to induce
          ----------------------------------------------
     Lessee Group to enter into this Agreement and to consummate the transactions contemplated hereunder, Lessor Group makes the following representations and warranties:

               a.  Organization, Power and Authority of Lessor Group.  Each
                   -------------------------------------------------
     entity in Lessor Group is duly organized, validly existing and in good standing under the laws of the State of its organization with full power and authority to enter into this Agreement, to purchase the Transferred Assets and to perform its obligations hereunder.

               b.  Due Authorization; Binding Obligation.  The execution,
                   --------------------------------------
     delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of each entity in Lessor Group. This Agreement has been duly executed and delivered by Lessor Group and is a valid and binding obligation of Lessor Group, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors, generally, from time to time, in effect and by general principles of equity and public policy. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the organization documents of Lessor Group, or of any law, ordinance or regulation, or of any decree or order of any court of administrative or other governmental body which is either applicable to, binding upon or enforceable against Lessor Group or requires any filing or authorization under any applicable law, ordinance or regulation; or (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Lessor Group.

               c.  Litigation Involving Lessor Group or EagleCare. Lessor Group
                   ----------------------------------------------
     or EagleCare will retain all benefits and liabilities associated with any actions, suits, claims, governmental investigations or arbitration proceedings relating to Lessor Group or EagleCare or their business at the Facilities which may be asserted or threatened with respect to their operation of the Facilities or their use of the Transferred Assets.

               d.  Liabilities of Lessor Group or EagleCare. Lessor Group and
                   ----------------------------------------
     EagleCare will pay all of their liabilities which are related to Lessor Group's or EagleCare's use of the Facilities after the Effective Date. Lessor Group and EagleCare agree to indemnify and hold Lessee Group harmless from and against any and all claims, liabilities, penalties, assessments, and costs relating to or arising out of their interest in or use of the Facilities after the Effective Date, except as expressly provided to the contrary herein.

     8.   Execution of Further Documents.  Upon reasonable request, the parties
          -------------------------------
     shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, and assurances as may be required to convey and transfer to and vest in Lessor

     Group the right, title and interest in the Transferred Assets transferred pursuant hereto, and as may be appropriate to otherwise to carry out the transactions contemplated by this Agreement.

     9.   Notice and Default.  If either party fails to perform a covenant of
          ------------------
     this Agreement which requires the payment of money to the other party or to a third party, the non-defaulting party may give written notice to the defaulting party of such default and the defaulting party shall have ten
     (10) days in which to cure such default. If either party commits a material breach of any other term or covenant of this Agreement, the non-defaulting party shall give written notice to the defaulting party of such default and the defaulting party shall have thirty (30) days in which to cure such default. In the event that Lessor Group gives notice to Lessee Group of a non-monetary default by Lessee Group and such default is not cured within the thirty (30) day cure period, the period of time to cure such default shall be extended by Lessor Group as long as, in the reasonable judgment of Lessor Group, Lessee Group has diligently tried to cure such default at all times during the cure period and is continuing to diligently pursue a cure. Failure to cure a default prior to expiration of the cure period shall constitute an Event of Default under this Agreement.

     10.  Right of Offset.  Lessor Group and its new tenant, EagleCare, shall be
          ---------------
     entitled to deduct from any payments or any other amounts due to Lessee Group under this Agreement any sums required to be paid by Lessee Group under this Agreement but which are paid by either Lessor Group or EagleCare following an Event of Default.

     11.  Mutual Release.
          --------------

               a.  Release of Lessee Group.  In consideration for this Agreement
                   -----------------------
     and for delivery of the documents required to be executed by Lessee Group under Sections 1 through 4 of this Agreement, Lessor Group, and each of its entities employees, officers, directors, successors, assigns, affiliates, subsidiaries, agents and representatives hereby release and forever discharge Lessee Group and each of its employees, officers, directors, successors, assigns, affiliates, subsidiaries, agents and representatives from any and all claims, actions, suits, damages, expenses (including attorney's fees and disbursements), injuries and demands of any kind or nature which Lessor Group may have against Lessee Group, from the beginning of time, now or in the future, arising out of or related to the Existing Agreements, including but not limited to all claims which were or could have been asserted in the Pending Litigation, except for the obligations specifically set forth in this Agreement. This release does not release Lessee Group of its obligation to pay March 1997 rent under the Leases and monthly payments for March 1997 for services rendered prior to the Effective Date under the Maintenance Agreement and the Software Agreement.

               b.  Release of Lessor Group.  In consideration for this
                   -----------------------
     Agreement, Lessee Group, and each of its entities employees, officers, directors, successors, assigns, affiliates, subsidiaries, agents and representatives hereby release and forever discharge Lessor Group and each of its employees, officers, directors, successors, assigns, affiliates, subsidiaries, agents and representatives from any and all claims, actions, suits, damages, expenses (including attorney's fees and disbursements), injuries and demands of any kind or nature which Lessee Group may have against Lessor Group, from the beginning of time, now or in the future, arising out of or related to the Existing Agreements, including but not limited to all claims which were or could have been asserted in the Pending Litigation, except for the obligations specifically set forth in this Agreement.

     12.  Dismissal of Pending Litigation.  Lessor Group shall,
          -------------------------------
     contemporaneously with the receipt of the executed documents required to be executed under Sections 1 through 4 of this Agreement, execute a notice of dismissal or stipulation of dissmissal, with prejudice, with respect to all of the Pending Litigation and promptly file such notice of dismissal or stipulation of dismissal with the appropriate court.

     13.  Costs.  Each party to this Agreement shall bear its own costs and
          -----
     attorneys' fees incurred in the Pending Litigation, the settlement of this matter and in any way related to the execution of this Agreement and any documents related thereto. Provided, however, that in the event of a default under this Agreement, the defaulting party shall pay and be responsible for all costs, including reasonable attorneys' fees, incurred by the non-defaulting party to enforce this Agreement.

     13.  Modification of Terms of Leases.  In consideration for this Agreement,
          -------------------------------
     Lessee Group and Lessor Group hereby agree that the terms of the Leases, as amended by the Master Agreement the Lease Amendment, and the Consolidated Lease Amendment, are hereby further amended as follows:

               a. Section 1.2 is revised to read as follows: "The term of this Lease shall commence on March 1, 1988 ("commencement date"), and shall continue until 12:00 a.m. on April 1, 1997, provided however that, in the event Lessee delivers the executed documents required to be executed under Sections 1 through 4 of that certain Release and Settlement Agreement executed on February 28, 1997, by and between Lessor and Lessee, the term of this Lease shall continue until 11:59 p.m. Indianapolis time on August 31, 1999."

               b. Section 1.3 as amended by the Consolidated Lease Amendment is revised by replacing the next to the last paragraph with the following:
     "For purposes of determining the Purchase Price, both parties agree that the current net book value of the tangible assets shall be computed in accordance with generally accepted accounting principles applied on a consistent basis. Further, notwithstanding the foregoing, Lessee acknowledges that the Lessor continues to own all equipment which was located in the Leased Premises as of November 23, 1977 together with any replacements or additions thereto (the 'Original Equipment'). Such Original Equipment is included in the Leased Premises and, upon the termination or earlier cancellation or expiration of this Lease, Lessor shall continue to own, without obligation to make any payment therefor, all of the Original Equipment at the Leased Premises."

     c. In the event that Lessor Group or EagleCare has either committed an Event of Default or has received a notice of material breach under Section 9 of this Agreement, which after the passage of time would result in an

Event of Default, that remains uncured as of the Effective Date, then Lessee Group may seek equitable relief in order to enjoin the parties' obligations under this Agreement and the effectiveness of the amendment to the Leases described in this Section.

15.  General Provisions.
     ------------------

          a  Indiana Law.  This Agreement shall be governed, construed, applied
             -----------
and enforced in accordance with the laws of the State of Indiana.

          b  Binding Effect.  This Agreement shall extend to and be binding upon
             --------------
the heirs, personal representatives, successors, predecessors and assigns of the parties.

          c. Integration.  This Agreement and the document attached hereto
             -----------
constitute the sole and entire agreement between the parties and no statement or promise has been made with respect to the subject matter of these provisions other than as expressed herein.

          d. Severability.  In the case that any one or more of the provisions
             ------------
contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          e. Descriptive Headings.  The headings of the several sections of this
             --------------------
Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, and the collection of entities under the terms "Lessee Group" and "Lessor Group" is not intended, and shall not be construed, to mean that any entities within either of these groupings is related to or responsible for any other entity or its rights and obligations other than as may be imposed by law without regard for this Agreement.

          f. Amendment or Waiver.  This Agreement may not be amended, changed,
             -------------------
waived, discharged or terminated without the written consent of each member of the Lessor Group and Lessee Group.

          g. Execution in Counterparts.  This Agreement may be executed in
             -------------------------
multiple counterparts, all of which when combined constitute one original document.

          h. Jurisdiction.  The parties agree that any suit to interpret or
             ------------
enforce this Release and Settlement Agreement should be filed only in the U.S. District Court for the Southern District of Indiana, Indianapolis Division, and the parties hereby consent to the venue and jurisdiction of such court for any such suit.

          i. Construction.  The parties hereto agree that the normal rule of
             ------------
construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. When applicable, use of the singular form of any word shall mean or apply to the plural and use of the plural form of any word shall mean or apply to the singular.

          j. Time of the Essence.  Time is of the essence with respect to the
             -------------------
performance of every provision of this Agreement in which time of performance or cooperation is a factor.

          IN WITNESS WHEREOF, Lessor Group and Lessee Group have entered into, executed and delivered this Agreement as of the day and year first above written.

                               APPROVAL OF LENDER

          The obligations of Lessee Group under this Agreement are subject to the consent and approval of fifty-one percent (51%) of the Lenders as named in that certain Credit Agreement dated February 12, 1997 by and among New GranCare, Inc., as Borrower, and First Union National Bank of North Carolina, as Adminstrative Agent, the Chase Manhanttan Bank, as Syndication Agent, and First Union National Bank of North Carolina, as L.C. Bank; provided that Lessee Group makes continuous and good faith efforts to obtain such approvals.



                  (Remainder of Page Intentionally Left Blank)



                                 15 (continued)

"LESSOR GROUP"           BASIC AMERICAN CONVALESCENT CENTERS, L.P.


                         By: Turtle Creek Investment Co., L.L.P., its General Partner
                         By: Justice Family Limited Partnership No. 3, its Managing Partner
                         By:  Justice Enterprises, Inc., its General Partner

                         By:  ________________________________________________
                              Brady R. Justice, Jr., President

                         JACKSON LEASING CO., L.L.P.

                         By:  Franklin L. Jackson Trust, its General Partner

                         By:  ________________________________________________
                              Brady R. Justice, Jr., Trustee

                         TURTLE CREEK CONVALESCENT CENTRE, L.L.P.

                         By: Justice Family Limited Partnership No. 3, its Managing Partner

                         By:  Justice Enterprises, Inc., its General Partner

                         By:  _______________________________________________
                              Brady R. Justice, Jr., President

                         CHILDREN'S CONVALESCENT CENTER, INC.

                         By:  _______________________________________________
                              Blake A. Jackson, President


                         JACKSON REALTY AND BUILDERS CO., INC.

                         By:  ______________________________________________
                              Mark A. Jackson, President

                         MEDICAL ENGINEERING, INC.

                         By:  ______________________________________________
                              Brady R. Justice, Director

"LESSEE GROUP"           GRANCARE, INC., a California Corporation


                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________


                         GRANCARE, INC., a Delaware corporation, on its own behalf and as transferee of the "Skilled Nursing Assets," "Skilled Nursing Business," and "Skilled Nursing Liabilities" under that certain Amended and Restated Agreement and Plan of Distribution by and between GranCare, Inc., a California corporation, as transferor, and GranCare, Inc., a Delaware corporation, as transferee, dated as of September 3, 1996


                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________

                         EVERGREEN HEALTHCARE LTD., L.P., f/k/a OMEGA
                         HEALTH CARE LTD.


                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________

                         EVERGREEN HEALTHCARE, INC.


                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________

                         OMEGA/INDIANA CARE CORP.



                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________

                         CONNORWOOD HEALTHCARE, INC.



                         By:________________________________________________
                         Printed:___________________________________________
                         Title:_____________________________________________

                            ACCEPTANCE BY EAGLECARE

     EagleCare, Inc. hereby accepts the benefits conferred by and the obligations imposed by this Release and Settlement Agreement in its own right and in its capacity as replacement tenant of Lessor Group with respect to the Facilities. EagleCare, Inc. agrees to abide by the terms and conditions imposed upon it in this Release and Settlement Agreement and to assume the liabilities and obligations being assigned and transferred to it under this Agreement and its Exhibits.

                                    EagleCare, Inc.


                                    By:___________________________________
                                       Philip Caldwell, President